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                                                                EXHIBIT 10.1(c)

                      AMENDMENT NO. 2 TO OPTION AGREEMENT

        THIS AMENDMENT (this "Amendment"), dated as of March 29, 1996, among
(i) INTERSTATE HOTELS CORPORATION, a Pennsylvania corporation (herein, together with its successors and assigns, the "Company"); (ii) the Existing Stockholders named in the Option Agreement, dated as of October 12, 1995, (as amended by Amendment No. 1 dated December 15, 1995, the "Option Agreement"), among the Company, such Existing Stockholders, The Blackstone Group L.P., Blackstone Real Estate Advisors L.P. and Blackstone Real Estate Advisors L.P., individually and as Agent for the Prospective Equity Participants thereunder (capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Option Agreement); (iii) THE BLACKSTONE GROUP L.P., a Delaware limited partnership; and (iv) BLACKSTONE REAL ESTATE ADVISORS L.P., a Delaware limited partnership, in its individual capacity and as the Agent for itself and any other Prospective Equity Participants under the Option Agreement.

PRELIMINARY STATEMENTS:

        A. The Company has notified BREA that it currently plans to file a registration statement with the Securities and Exchange Commission relating to an underwritten initial public offering of shares of its common stock.

        B. The parties to the Option Agreement wish to simplify and clarify the procedures under which the Prospective Equity Participants would exercise the Participation Rights due to the contemplated public offering and receive the Equity Interests in the event of the completion of such public offering on the terms set forth below.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

        1. EXERCISE PERIOD. Consistent with the intention of Section 4.1(ii) of the Option Agreement, it is agreed that BREA shall immediately have the right to exercise the Participation Rights and the Exercise Period has commenced therefor without further condition or delay.

        2. EXERCISE. BREA hereby exercises, on behalf of the Prospective Equity Participants, the right to receive the Equity Interests conditioned upon completion of the contemplated Public Offering (as defined in Section 3.1). The parties agree that the foregoing exercise is fully effective (subject to completion of the Public Offering as aforesaid). BREA's exercise of the Participation Rights hereunder shall be deemed an exercise pursuant to Section 4.1(ii) of the Option Agreement and BREA shall be entitled to all the benefits which accrue to such an exercise, and the requirements for filing of a registration


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statement, receipt of written indication from one or more underwriting firms and notice to BREA are deemed satisfied.

        3.  CERTAIN MODIFICATIONS. For purposes of the exercise effected under
Section 2 above, the implementation of the Participation Rights and the issuance of the Equity Interests shall be modified to conform with the following understandings:

     3.1 ISSUER OF EQUITY INTERESTS. Consistent with the Option Agreement, the issuer of the Equity Interests shall (a) be either (i) the Company itself or
(ii) any successor to the Company which, in the case of either the Company or such successor, owns and conducts (directly or through one or more subsidiaries) on the Closing Date substantially all the properties and businesses owned by the Company and its subsidiaries as of the date hereof, together with the assets which are being transferred under that certain Contribution Agreement among the Contributors named therein and the buyer thereunder of even date herewith concerning interests in Interstone/Williamsburg Partnership, L.P. (as amended by a First Amendment thereto dated as of March 29, 1996, the "Fort Magruder Agreement") and under that certain Agreement of Purchase and Sale among the Sellers named therein and the buyer thereunder of even date herewith concerning interests in various Interstone Partnerships (as amended by a First Amendment thereto dated as of March 29, 1996, the "Interstone Agreement"; the Fort Magruder Agreement and the Interstone Agreement being collectively referred to as the "Additional Agreements") and shall own no other material assets (such entity, including the Company in such capacity, being the entity referred to herein as the "Pro Forma Issuer") and (b) have issued and sold shares of its common stock to the underwriters in connection with the initial public offering of such common stock, and; (i) such shares so sold represent not less than 20% of the total number of shares of the outstanding common stock of the Pro Forma Issuer (on a fully diluted basis); (ii) such common stock of the Pro Forma Issuer shall have been listed for trading on a national securities exchange and shall be the only class of common stock of the Pro Forma Issuer; and (iii) after giving effect to the sale referred to in clause (i) above, not less than 25% of the total number of shares of the outstanding common stock of the Pro Forma Issuer (on a fully diluted basis) shall be beneficially owned by members of the Fine Family, the Fine Family Trusts and officers, directors and employees of the Pro Forma Issuer, and not less than 12.5% of the total number shares of the outstanding common stock of the Pro Forma Issuer (on a fully diluted basis) shall be beneficially owned by members of the Fine Family and the Fine Family Trusts (the "Public Offering"). Notwithstanding the foregoing limitations in clause (a), the Company may engage in the ordinary course of business, including acquisitions of hotels or interests therein, dispositions of hotels or interests therein, acquisitions of one or more
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     hotel management companies, or enter into, amend or cancel any hotel management agreement and still qualify as the issuer of the Equity Interests hereunder provided that (i) such transactions do not materially change the nature of the resulting entity from the Pro Forma Issuer and
     (ii) not less than 25% of the common stock in the issuer immediately after the consummation of the Public Offering shall be owned by members of the Fine Family, the Fine Family Trusts and officers, directors and employees of the Pro Forma Issuer, and not less than 12.5% of the total number shares of the outstanding common stock of the Pro Forma Issuer (on a fully diluted basis) shall be beneficially owned by members of the Fine Family and the Fine Family Trusts. References to "Newco" under the Option Agreement as the issuer of the Equity Interest shall be deemed to include an issuer meeting the conditions of this Section 3.1, unless the context otherwise requires. The parties acknowledge that "Newco", as such term is used in the Option Agreement (i.e., Pro Forma Issuer) may be, and is anticipated to be, a corporation taxable under Subchapter C of the Internal Revenue Code. If the issuer will not meet the criteria of a Pro Forma Issuer (a "Non-Qualifying Issuer") than (i) the Company will not be in breach for failure to qualify as a Pro Forma Issuer and (ii) the sole remedy of the Prospective Equity Participants shall be to receive either (at the election of the Prospective Equity Participants) the Equity Interests in accordance with the terms hereof as if such Non-Qualifying Issuer did meet such criteria or to decline to receive the Equity Interests and accelerate the put described under Section 6.2 below and receive the same consideration for the put provided under Section 6.2. Such election shall be made by the Prospective Equity Participants on a timely basis after receipt of sufficient information concerning the Non-Qualifying Issuer, shall remain effective so long as the ultimate character of the Non-Qualifying Issuer is not materially different from that described in the information upon which the decision was based and the closing of the put shall occur simultaneously with the close of the public offering of shares of such Non-Qualifying Issuer.

          3.2 AGGREGATE EXERCISE PRICE. The Aggregate Exercise Price shall be $23,300,000. No adjustments shall be made under Section 2.2 of the Option Agreement to the Aggregate Exercise Price.

          3.3 NATURE OF EQUITY INTERESTS. The Prospective Equity Participants shall receive on the Closing Date certificates representing shares of common stock of the Pro Forma Issuer having a value equal to $44,800,000 based on the price to the public in the initial public offering. For example, if the price to the public is $44.80 per share from the offering, then the Prospective Equity Participants would be collectively entitled to be issued one million shares.
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     The parties agree that the amount of shares is being fixed by this
     Amendment and is not subject to dilution for Management Options or for any other reason. As originally contemplated by the Option Agreement, the valuation of the shares was derived by valuing the equity of 20% of the Company on the date hereof and without inclusion of the assets to be transferred under the Additional Agreements.

          3.4 FORMATION OF NEWCO; REORGANIZATION OF THE COMPANY WITH AND INTO NEWCO, ETC. The parties acknowledge that since the exercise is being triggered by the Public Offering as the precipitating condition under the Option Agreement, the Newco Reorganization and the entering into of the Organizational Documents which applied in the case of the Company remaining private initially is not required to consummate the issuance of the Equity Interests in accordance with this Amendment and such requirements are conditionally waived. In connection with the Public Offering, in lieu of the Organizational Documents, the parties agree to enter into and to cause their respective affiliates (including, in the case of the Company, the Pro Forma Issuer if other than the Company) to enter into on the Closing Date the Stockholders Agreement attached as Exhibit A hereto (the "Stockholders Agreement") and references in the Option Agreement to the Organizational Documents shall be deemed to refer to the Stockholders Agreement unless the context otherwise requires. If (i) as a result of acquisition and other business combination transactions following the date hereof involving the Company and/or its direct or indirect assets and business, the issuer entering into the Stockholders Agreement is a Non-Qualifying Issuer, (ii) the Prospective Equity Participants have elected to receive the Equity Interests in such Issuer in accordance with Section 3.1, (iii) the aggregate percentage of the outstanding common stock of the issuer to be owned by the Prospective Equity Participants immediately after the consummation of the Public Offering is substantially less than the approximately 10% ownership level currently contemplated in connection with the Public Offering, BREA shall in good faith consider such modifications to the form of Stockholders Agreement as may be reasonably requested by the Company to take into account the reduction in such ownership levels.

          3.5  REPURCHASE OF PARTICIPATION RIGHTS, ETC. The provisions of
     Section 2.3(b) of the Option Agreement shall not apply to the exercise of the Participation Rights being effected by this Amendment nor shall the provisions of Section 4.1(iii) apply prior to November 27, 1996.

          3.6 CLOSING DATE. (a) The Closing Date shall be the date of the closing of the issuance and sale of the common stock of the Pro Forma Issuer to the underwriters in connection with the Public Offering (the "IPO Closing Date")
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     and the agreements set forth in this Section 3.6 shall satisfy the notice requirement set forth in Section 4.2 of the Option Agreement for specifying the Closing Date. Notwithstanding anything to the contrary contained in
     Section 4.2 of the Option Agreement or in any other provision thereof, the Closing Date must occur on or before November 27, 1996, time being of the essence.

          (b) EFFECT OF FAILURE TO CLOSE. In the event the closing of the issuance of the Equity Interests shall not occur for any reason on or before November 27, 1996, other than any unexcused failure by the Prospective Equity Participants to consummate the closing, then, consistent with Section 4.1 of the Option Agreement, the notice of exercise made hereunderh shall be disregarded, shall not be considered to have been given and no Exercise Period shall be considered to have expired by reason of the giving of such notice.

          3.7 CONDITIONS TO CLOSING FOR THE BENEFIT OF THE EXISTING STOCKHOLDERS AND NEWCO. The following conditions set forth in Section 5.1 of the Option Agreement shall be deemed waived, satisfied or modified, as applicable:

          (a) The condition set forth in Section 5.1(a) (which concerns, inter alia, the Interstone Phase II Partnerships), is deemed satisfied.

          (b) The representations and warranties referred to in Section 5.1(b) are deemed conformed as necessary to comply with the intent of this Amendment.

          (c) In lieu of the Organizational Documents referred to in Section 5.1(g), the Stockholder Agreement shall be entered into and shall be in full force and effect.

          (d) The First Offer Agreements described in Section 5.1(h) shall be waived.

          (e) A new condition (j) is added as follows:

          (j) The transferors (other than the Affiliated Contributor as defined in the Fort Magruder Agreement) under the Additional Agreements shall have performed their obligations to close under the respective Additional Agreements.

          3.8  CONDITIONS FOR THE BENEFIT OF THE PROSPECTIVE EQUITY
     PARTICIPANTS. The following conditions set forth in Section 5.2 of the Option Agreement shall be deemed waived, satisfied or modified, as applicable:
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          (a)  The representations and warranties referred to in Section 5.2 (a)
     are deemed conformed as necessary to comply with the intent of this Amendment.

          (b)  In lieu of the Organizational Documents referred to in Section
     5.2 (e), the Stockholders Agreement shall be entered into by the parties specified therein, including the Pro Forma Issuer and shall be in full force and effect;

          (c) In lieu of the Newco Reorganization being consummated as required by Section 5.2 (f), the issuer of the Equity Interests and the Equity Interests to be issued shall comply with the terms of this Amendment.

          (d)  A new condition (g) is added as follows:

          (e) The transferees under the Additional Agreements shall have performed their obligations to close under the respective Additional Agreements.

          4. ARRANGEMENT FEE. The one percent Arrangement Fee ($233,000) provided under Section 15 of the Option Agreement shall be due and payable
(a) upon the occurrence of a closing pursuant to this Amendment and (b) upon the exercise of the repurchase and put rights described in Section 6 below.

          5. PROSPECTIVE EQUITY PARTICIPANTS. The parties confirm that since the date of execution of the Option Agreement BREA has held title to the Participation Rights as a matter of convenience for the benefit of the Prospective Equity Participants listed on Schedule I to the Option Agreement, which Prospective Equity Participants are and always have been the actual parties in interest. The Company and the Existing Stockholders waive any requirement of notice of formal transfer of the Participation Rights to the entities listed on Schedule I to the Option Agreement, ratify any transfer which may have previously occurred and agree to conform the percentages listed on Schedule I as soon as practicable to finalize their respective interests.

           6. SPECIAL REPURCHASE AND PUT RIGHTS. 6.1 CLOSING DATE REPURCHASE RIGHT. In the event that the Closing has not occurred on or before November
27, 1996, then the Company shall have the right to repurchase the Participation Rights on 3 business days' notice to the Prospective Equity Participants for a 30 day period commencing on November 27, 1996 provided each of the following conditions are met:

          (i) The transferor under the Interstone Agreement made payment of the entire Purchase Price (as defined in the Interstone Agreement) and all other amounts due under the Interstone Agreement to the affiliates of BREA entitled to payment thereunder and otherwise, to the extent required,
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     performed its obligations to close under the Interstone Agreement;

          (ii) The Company has simultaneously (or prior thereto) issued the entire amount of the requisite Stock or made payment of the entire Alternative Payment (as such terms are defined in the Fort Magruder Agreement) and all other amounts due under the Fort Magruder Agreement to the affiliates of BREA entitled to payment thereunder and otherwise to the extent required, performed its obligations to close under the Fort Magruder Agreement;

          (iii) The Company has caused to be paid to BREA for the benefit of the Prospective Equity Participants, in immediately available funds, the sum of $10.5 million plus the amount of the Arrangement Fee; and

          (iv) The Company shall not have entered into a written understanding to effect a Sale of the Company nor shall it be presently engaged in substantive negotiations which are likely to produce a Sale of the Company and the Company shall so certify. If the Company is unable to so certify the period for exercise of repurchase shall be delayed until the Company is in a position to so certify, whereupon its repurchase right shall be reinstated.

     6.2 BREA PUT RIGHT. In the event that the closing has not occurred on or before November 27, 1996, then BREA, for the benefit of the Prospective Equity Participants, shall have the unconditional right to cause the Company to repurchase the Participation Rights on 7 business days' notice for a 30 day period commencing on November 27, 1996, which period of exercise shall be extended for the period during which the Company is unable to fulfill the certification requirement of 6.1 (iv) above and for 10 additional days after the expiration of such period. Upon notice from BREA of its election to exercise the foregoing put right, the Company shall be unconditionally obligated on the seventh business day after notice is delivered to repurchase the Participation Rights by payment to BREA for the benefit of the Prospective Equity Participants of $10.5 million in immediately available funds plus the amount of the Arrangement Fee.

     6.3 EXPENSES.  In the event any of the transactions described in
Subsections 6.1 or 6.2 are consummated, then for purposes of payment of expenses under Section 19.1 of the Option Agreement any such transaction shall be treated as if an exercise of the Participation Rights had occurred. It is further agreed that Section 19.2 of the Option shall be amended by adding a sixth condition which reads as follows: "(vi) the transferees under the Additional Agreements shall have failed to perform their obligations under the respective Additional Agreements in any material respect".
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     7.  EFFECTIVENESS.  This Amendment shall become effective when counterparts hereof shall have been executed and delivered by all of the parties hereto.

     8.  MISCELLANEOUS.  The terms and provisions of the second sentence of section 21.1 and sections 21.2, 21.5, 21.8, 21.9, 21.10, 21.11, 21.12, and 21.13
of the Option Agreement are hereby incorporated into this Amendment as if fully rewritten herein except that any reference in any such incorporated terms and provisions to "this Agreement", "hereof", "hereto" or words of similar import shall be deemed to refer instead to this Amendment. Any costs or expenses incurred by the Agent in connection with this Amendment of the nature referred to in clause (i) of the second sentence of section 19.1 of the Option Agreement shall be treated as part of closing costs and expenses and reimbursable in accordance with such clause (i).

     9. HSR ACT COMPLIANCE. BREA has notified the Company that it intends that the party which shall receive Equity Interests pursuant to the exercise of the Participation Rights contained in this Amendment shall be of a nature whereby compliance with the HSR Act (as defined below) shall not be necessary. Notwithstanding the foregoing, if compliance with the HSR Act shall be necessary, all of the parties hereto shall comply with the HSR Act and BREA and the Company shall each pay one-half of the filing fees related thereto. As used herein, the HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. Sec.18a) and the rules promulgated thereunder (16 C.F.R. Sec.801.1, et seq.).
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                    INTERSTATE HOTELS CORPORATION


                                    By:  /s/ MILTON FINE
                                       ---------------------------------
                                         President

                                         /s/ MILTON FINE
                                       ---------------------------------
                                         Milton Fine, as Trustee
                                         under Trust Agreement for
                                         the benefit of himself,
                                         as identified in the
                                         Option Agreement

                                         /s/ DAVID J. FINE
                                       ---------------------------------
                                         David J. Fine, as Trustee
                                         under Trust Agreement for
                                         the benefit of himself,
                                         as identified in the
                                         Option Agreement

                                         /s/ DAVID J. FINE
                                       ---------------------------------
                                         David J. Fine, as Trustee
                                         under Trust Agreement for
                                         the benefit of Sybil A.
                                         Fine King, as identified
                                         in the Option Agreement

                                         /s/ DAVID J. FINE
                                       ---------------------------------
                                         David J. Fine, as Trustee
                                         under Trust Agreement for
                                         the benefit of Carolyn
                                         Fine Friedman, as
                                         identified in the Option
                                         Agreement